SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2006

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 –Other Events

Item 8.01   Other Events.

On May 18, 2006 at the 2006 Annual Meeting of Stockholders of the Registrant, the stockholders voted:

1.                 To elect Michael J. Astrue, Timothy C. Barabe and Stephen A. Hill as directors to hold office for a term of three years and until their respective successors are elected and qualified;

2.                 To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, $0.01 par value per share, from 50,000,000 to 100,000,000 shares;

3.                 To approve amendments to our Amended and Restated 1996 Director Stock Option Plan to (i) increase the number of shares of common stock for which an option to purchase shares is automatically granted (A) to the Chairman of the Board of Directors (1) upon his or her initial election or appointment (from 10,000 shares to 25,000 shares) and (2) upon his or her re-election or continuation on our board immediately after each annual meeting of stockholders (from 5,000 shares to 15,000 shares), and (B) to each other Director (1) upon his or her initial election or appointment (from 10,000 shares to 20,000 shares) and (2) upon his or her re-election or continuation on our board immediately after each  annual meeting of stockholders (from 5,000 shares to 10,000 shares); and (ii) change the date through which stock options may be granted under our Amended and Restated 1996 Director Stock Option Plan from July 9, 2006 to May 18, 2016, ten years from the date of the Annual Meeting;

4.                 To approve an amendment to our Amended and Restated 1996 Employee Stock Purchase Plan to change the date through which rights to purchase our common stock may be granted to our employees under such plan from August 14, 2006 to May 18, 2016, ten years from the date of the Annual Meeting; and

5.                 To ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2006.

Section 9 –Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(c)  Exhibits

99.1  Tabulation of Stockholder Votes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
Executive Vice President, Chief Business Officer, General Counsel and Secretary

May 23, 2006